Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 12, 2024, with respect to the consolidated financial statements of HMH Holding B.V., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AS

Oslo, Norway
August 12, 2024